As filed with the Securities and Exchange Commission on September 8, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNACQ HEALTHCARE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	76-0375477
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

(713) 378-2000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Year-2011 Stock Incentive Plan

(Full title of the plan)

Philip Chan

Chief Financial Officer and Vice President - Finance

10304 Interstate 10 East, Suite 369

Houston, Texas 77029

(713) 378-2000

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Robert D. Axelrod

Axelrod, Smith & Kirshbaum, PC

5300 Memorial Drive, Suite 700

Houston, Texas 77005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	3,000,000(2)	$1.86(4)	$5,580,000	$647.84
Common Stock, $0.001 par value	12,000,000(3)	$1.75(5)	$21,000,000	$2,438.10
Total			$26,580,000	$3,085.94

(1)	This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of common stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.
(2)	Represents shares of common stock issuable upon the exercise of issued and outstanding stock options pursuant to our Year-2011 Stock Incentive Plan.
(3)	Represents shares of common stock reserved for issuance under our Year-2011 Stock Incentive Plan.
(4)	Calculated in accordance with Rule 457(h) of the Securities Act, based upon the exercise price of $1.86 per share of common stock of the outstanding options to purchase 3,000,000 shares of common stock that have been issued to date pursuant to our Year-2011 Stock Incentive Plan.
(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act using the average of the high and low price as reported by NASDAQ on September 7, 2011 of $1.75 per share.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement registers shares of common stock, par value $0.001 per share, of Dynacq Healthcare, Inc., a Nevada corporation (“we,” “us” and the “Company”), that may be issued and sold under our Year-2011 Stock Incentive Plan (the “Plan”) as of the date hereof.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by us with the SEC and are hereby incorporated by reference into this registration statement as of their respective dates:

a)	our annual report on Form 10-K for the fiscal year ended August 31, 2010, as filed with the SEC on November 19, 2010;

b)	our quarterly reports on Form 10-Q for the fiscal quarter ended November 30, 2010, as filed with the SEC on January 11, 2011, for the fiscal quarter ended February 28, 2011, as filed with the SEC on April 12, 2011 and for the fiscal quarter ended May 31, 2011, as filed with the SEC on July 13, 2011;

c)	our current report on Form 8-K, as filed with the SEC on February 17, 2011; and

d)	the description of our common stock set forth in our registration statement on Form 10 (File No. 000-21574), as amended, as filed with the SEC, and any further amendment or report filed for the purpose of updating that description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our officers and directors to the fullest extent permitted by law. Our Bylaws provide that we may, by resolution adopted by the Board of Directors, indemnify an employee or agent, to the fullest extent permitted by law and our Certificate of Incorporation. Our Certificate of Incorporation also provides that, except as otherwise provided in NRS Sections 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to us, our stockholders or our creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or refusal to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Additionally, in the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then Certificate of Incorporation will also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Axelrod, Smith and Kirshbaum, P.C.

10.1	Year-2011 Stock Incentive Plan, incorporated by reference from Exhibit “A” of the Definitive Schedule 14C Information Statement filed with the SEC on August 11, 2011.

23.1	Consent of Axelrod, Smith and Kirshbaum, P.C. (included in Exhibit 5.1).

23.2	Consent of Killman, Murrell & Company, P.C., Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on September 8, 2011.

DYNACQ HEALTHCARE, INC.

By:	/s/ Chiu M. Chan
Chiu M. Chan
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of Dynacq Healthcare, Inc., a Nevada corporation, hereby constitutes and appoints Chiu M. Chan and Philip S. Chan and each of them, severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement, and to file any and all applications and other documents relating thereto with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chiu M. Chan	Chairman of the Board, CEO and President	September 8, 2011
Chiu M. Chan
(Principal Executive Officer)

/s/ Philip S. Chan	Director, Vice President - Finance, CFO, and Treasurer	September 8, 2011
Philip S. Chan
(Principal Financial and Accounting Officer)

/s/ Stephen L. Huber	Director	September 8, 2011
Stephen L. Huber

/s/ Ping S. Chu	Director	September 8, 2011
Ping S. Chu

/s/ James G. Gerace	Director	September 8, 2011
James G. Gerace

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Axelrod, Smith and Kirshbaum, P.C.

10.1	Year-2011 Stock Incentive Plan, incorporated by reference from Exhibit “A” of the Definitive Schedule 14C Information Statement filed with the SEC on August 11, 2011.

23.1	Consent of Axelrod, Smith and Kirshbaum, P.C. (included in Exhibit 5.1).

23.2	Consent of Killman, Murrell & Company, P.C., Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).